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                                                                   EXHIBIT 10.41

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made this 26th day of September, 1996, between Robert F. Ellis ("Ellis") and Datum, Inc. ("Datum"), a Delaware corporation.

                                 R E C I T A L S

         A. At the time of execution of the Agreement, Ellis has been an employee and a vice President of Datum for many years; and

         B. Datum and Ellis now desire to provide a consulting relationship between the parties for a period after Ellis's retirement from Datum.

         NOW THEREFORE, the parties agree as follows:

         1. EMPLOYMENT - TERMINATION. In the event that Ellis's service with Datum is severed for any reason between the time of the execution of this Agreement and July 9, 1999, this Agreement becomes automatically null and void, unless reaffirmed by agreement of both parties.

         2. CONSULTING. Upon Ellis's retirement on July 9, 1999 or thereafter at a mutually agreeable date, Datum shall engage Ellis as a business consultant and Ellis shall serve Datum in such capacity.

         3. CONSULTING TERM. The period of Ellis's engagement as a consultant shall begin on Ellis's retirement and extend for a period of one year thereafter. During this Consulting Term, Ellis shall, at the direction of Datum, make himself available at mutually agreed upon times for consulting assistance.

                   Datum may, at its sole option, extend this Agreement for successive additional twelve (12) month periods or any fraction thereof, subject to the willingness of Ellis to continue to serve in the capacity as consultant.

                   Should this Agreement be in force at the time of a change in control (defined in Paragraph 6), this Agreement shall automatically convert to a five year consulting term commencing on Ellis's termination of employment, with all terms and conditions as set forth herein.

         4. DUTIES. During the Consulting Term, so long as Ellis is being compensated hereunder, Ellis shall, form time to time as needed by Datum, render such advice and consultation in such manner as Datum shall make known, including without limitation, advice and consultation regarding business planning, management, financial analysis and other corporate matters.

                   Subject to Paragraph 8 regarding non-competition, Ellis may engage in other activities during the Consulting Term, provided he is able to make himself reasonably available to Datum from time to time for consultation assignments.



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     5.   COMPENSATION - CONSULTING TERM

          (a) FEE. As compensation for Ellis's services as a consultant, Datum shall pay Ellis a fee in the sum of $2,500 per day plus travel expenses, if any, for each day Ellis is called upon to render such services. During the Consulting Term, Ellis shall be guaranteed a minimum of twelve (12) days of consulting services. In the event he is called upon for a lesser number of days, he shall, nonetheless, be compensated for the minimum number of days set forth. Payment shall be within five days of the first day of each month.

          (b) BENEFITS. Ellis shall be entitled to those benefits provided for any other retiree of Datum. This Agreement is limited to services, with compensation thereof, and implies no further benefits not specifically set forth herein.

     6. CHANGE IN CONTROL. "Change in control" of Datum shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" [as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act] is or becomes the beneficial owner, directly or indirectly, of securities of Datum representation 30% or more of the combined voting power of Datum's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors, (b) the persons who were directors of Datum immediately prior to any merger, consolidation, sale of assets or securities, contested election, or any combination of the foregoing, shall as a result thereof cease to constitute a majority of the Board of Directors of Datum or its successor, or (c) the persons who were directors of Datum immediately prior to a tender offer or exchange offer for the voting stock of Datum (other than by Datum or a subsidiary) shall, within two (2) years after the making of such tender offer or exchange offer, cease to constitute a majority of the Board of Director of Datum or its successor. However, no change of control shall be deemed to have occurred by reason of the direct or indirect ownership by Ball Corporation of shares of Datum's stock.

     7.   DEATH OR DISABILITY.

          (a) In the event of the consultant's death or disability prior to a change in control as set froth in Paragraph 6 above:

                    (i) If, during the course of the Consulting Term, Ellis dies, the consulting provisions of this Agreement, as applicable, shall terminate, and Ellis's estate shall be paid, within fifteen (15) days, a termination settlement of twelve (12) months of fee as set forth in Paragraph 5(a).

                    (ii) If, during the course of the Consulting Term, Ellis suffers a physical or mental disability due to illness or incapacity such that, based on competent medical evidence, Ellis is unable to carry out the duties to be performed by him hereunder, the consulting provisions of this Agreement shall terminate, and Ellis's estate shall be paid, within fifteen (15) days, a termination settlement of twelve (12) months of fee as set forth in paragraph 5(a).



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          (b) In the event of Consultant's death or disability following a change in control, the Consultant or his estate shall continue to receive payments as set forth in Section 5 for the remainder of the term of the Agreement, as defined in Section 3.

     8. NON-COMPETITION. During the Consulting Term, Ellis shall refrain from directly or indirectly, for his account or as agent, servant, employee or member of any firm (a) engaging in any business which is in competition with any business then being carried on by Datum (including for purposes of this Section 8 Datum's subsidiaries), (b) disclosing to any other person or entity any confidential information or trade secrets of Datum, without Datum's written consent, and (c) engaging, hiring, employing or soliciting the employment of any of Datum's then employees or of the then employees of any of Datum's affiliates or subsidiaries. The violation of any of these provisions shall provide just cause for the full and unconditional release without liability to Datum, of all of Datum's obligations hereunder.

     9. MISCELLANEOUS.

          (a) Assignment. The performance of Ellis contemplated hereunder is personal in nature and, accordingly, neither this Agreement nor any part thereof may be assigned by either party hereto.

          (b) Successors and Affiliates. Except as otherwise provided herein, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives, and, in the case of Datum, any successor by operation of law or otherwise. Datum shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Datum, by agreement in form satisfactory to Ellis, to expressly assume and perform this Agreement in the same manner and to the same extent that Datum would be required to perform and if no such succession had taken place.

          (c) Waiver and Amendment. A party's failure to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is in writing and signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended only by a written agreement executed by either party hereto.

          (d) Governing Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall all be governed by the laws of the State of California.

          (e) Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the subject matter hereof, and any and all prior discussions, negotiations, commitments, letters of intent, memoranda, writings and understandings related hereto, are hereby superseded. No representations oral or otherwise, express or implied, other than those contained herein, have been made by any party hereto.



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          (f) Severability. This Agreement is severable to the extent that if any of its provisions should be declared invalid by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not thereby be adversely affected.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.



                                           DATUM INC.,
                                           a Delaware corporation



                                           By /s/ Louis B. Horwitz
                                              ---------------------------------
                                              Louis B. Horwitz
                                              President

/s/ Robert F. Ellis                           /s/ Dan L. McGurk
---------------------------------             ---------------------------------
Robert F. Ellis                               Dan L. McGurk
                                              Compensation Committee

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